UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 7, 2004

(Date of Earliest Event Reported: May 7, 2004)

Commission file number 1-11680

GulfTerra Energy Partners, L.P.

(Exact name of Registrant as Specified in its Charter)

Delaware	76-0396023
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4 Greenway Plaza Houston, Texas (Address of Principal Executive Offices)	77046 (Zip Code)

Registrant’s Telephone Number, Including Area Code:

(832) 676-4853

Item 7.     Financial Statements and Exhibits

     a) Other Financial Statements

      We are filing an audited balance sheet of GulfTerra Energy Company, L.L.C., our general partner, as of December 31, 2003, to be incorporated by reference into our Registration Statements on Form S-3 (No. 333-81772, No. 333-85987, No. 333-107082 and No. 333-110116) and on Form S-8 (No. 333-70617).

GULFTERRA ENERGY COMPANY, L.L.C.

BALANCE SHEET

With Report of Independent Auditors

December 31, 2003

GULFTERRA ENERGY COMPANY, L.L.C.

BALANCE SHEET

December 31, 2003
(In thousands)

ASSETS

Investment in unconsolidated affiliate	$193,464

LIABILITIES AND MEMBERS’ INTEREST

Commitments and contingencies
Members’ interest
GulfTerra GP Holding Company	$96,777
Enterprise Products GTM, LLC	96,777
Accumulated other comprehensive loss	(90)

$193,464

See accompanying notes.

GULFTERRA ENERGY COMPANY, L.L.C.

NOTES TO BALANCE SHEET

Note 1 — Organization

      We are a Delaware limited liability company formed in May 2003 as a wholly owned subsidiary of GulfTerra GP Holding Company, an indirect subsidiary of El Paso Corporation. In May 2003, El Paso Energy Partners Company (the former general partner) assigned its general partner interest in GulfTerra Energy Partners, L.P. (the Partnership) to us. In December 2003, Enterprise Products GTM LLC, a subsidiary of Enterprise Products Partners L.P. (Enterprise), purchased a 50 percent interest in us from El Paso Corporation. This transaction was completed in connection with the execution of a series of agreements as described below. Enterprise is a leading North American midstream energy company that provides a wide range of services to producers and consumers of natural gas and natural gas liquids (NGL). Pursuant to our limited liability company agreement, GulfTerra GP Holding Company serves as the managing member. Enterprise Products GTM LLC’s rights are limited to protective consent rights on specified material transactions affecting us and the rights and preferences associated with its membership interest in us.

      The Partnership provides gathering, transportation, separating, handling, processing, fractionation and storage of natural gas, oil, and NGL. The Partnership owns or has interests in the following: offshore oil and natural gas pipelines, platforms, processing facilities and other energy infrastructure in the Gulf of Mexico, primarily offshore Louisiana and Texas; onshore natural gas pipelines and processing facilities in Alabama, Colorado, Louisiana, Mississippi, New Mexico and Texas; onshore NGL pipelines and fractionation facilities in Texas; and onshore natural gas and NGL storage facilities in Mississippi, Louisiana and Texas.

      In December 2003, the Partnership, Enterprise and El Paso Corporation announced that they executed definitive agreements to merge the Partnership and Enterprise. The definitive agreements provide for the consummation of three transactions, the first of which was the purchase by Enterprise of a 50 percent ownership interest in us for $425 million described above. The second transaction, which was amended in April 2004 and is to occur just prior to the merger, involves El Paso Corporation selling its remaining interest in us in exchange for $370 million and a 9.9 percent ownership interest in Enterprise’s general partner. In addition, Enterprise will pay El Paso Corporation $500 million in cash for approximately 13.8 million Partnership units owned by El Paso Corporation, which include 2.9 million of the Partnership’s common units and all of its Series C units. In the final transaction, the Partnership is to merge with a wholly-owned subsidiary of Enterprise, with the Partnership surviving the merger as a wholly-owned subsidiary of Enterprise. The parties’ obligations under these agreements are subject to the satisfaction of specified conditions including, among other things, obtaining Hart-Scott-Rodino and other third-party approvals and consents.

Note 2 — Significant Accounting Policies

Basis of Presentation

      Our financial statement is prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Investment in Unconsolidated Affiliate

      We account for our investment in companies where we have the ability to exert significant influence over, but not control over operating and financial policies, using the equity method. Our excess investment, the difference between the carrying amount of the investment and the underlying equity in net assets of the investee, is a result of the application of push-down accounting resulting from El Paso Corporation’s acquisition of the former general partner in 1998. The basis of our investment in the Partnership did not change at the time the general partner interest in the Partnership was transferred from the former general partner to us since these entities are under common control. In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, our excess investment is not amortized, as we have determined the Partnership has an indefinite life, but is periodically

GULFTERRA ENERGY COMPANY, L.L.C.

NOTES TO BALANCE SHEET — (Continued)

tested for impairment, at least on an annual basis, or whenever an event occurs that indicates that an impairment may have occurred.

      As of December 31, 2003 the carrying amount of our investment in unconsolidated affiliate exceeded our underlying equity in net assets by approximately $181 million.

Accumulated Other Comprehensive Income (Loss)

      Our accumulated other comprehensive loss represents our proportional share of the Partnership’s accumulated other comprehensive loss associated with its hedging activities.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the amounts we reported as assets and liabilities and our disclosures in these financial statements. While we believe our estimates are appropriate, actual results can, and often do, differ from those estimates.

New Accounting Pronouncements Issued But Not Yet Adopted

Consolidation of Variable Interest Entities

      In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpration (FIN) No. 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51. This interpretation defines a variable interest entity (VIE) as a legal entity whose equity owners do not have sufficient equity at risk and/or a controlling financial interest in the entity. This standard requires a company to consolidate a VIE if it is allocated a majority of the entity’s losses and/or returns, including fees paid by the entity. In December 2003, the FASB issued FIN 46-R, which amended FIN No. 46, to extend its effective date until the first quarter of 2004 for all types of entities except special purpose entities (SPE’s). In addition, FIN No. 46-R also limited the scope of FIN No. 46 to exclude certain joint ventures of other entities that meet the characteristics of businesses.

      We have no SPE’s as defined by FIN Nos. 46 and 46-R. We have evaluated our investment in the Partnership and other contractual arrangements that could be considered variable interests or variable interest entities that were created before February 1, 2003 and have determined that they will not have a significant effect on our reported results and financial position when we adopt the provisions of FIN No. 46-R in the first quarter of 2004.

Note 3 — Investment in Unconsolidated Affiliate

      We hold an unconsolidated investment in the Partnership, which is accounted for using the equity method of accounting. Additional income is allocated by the Partnership to us as a result of the Partnership achieving certain target levels of cash distributions to its unitholders. The Partnership distributes 100 percent of available cash, as defined in the Partnership Agreement, on a quarterly basis to the unitholders of the Partnership and to us. During distribution periods, these distributions are effectively made 99 percent to unitholders and one percent to us, subject to the payment of incentive distributions to us if certain target levels of cash distributions to unitholders are achieved. Incentive distributions to us increase to 14 percent, 24 percent and 49 percent based on incremental distribution thresholds. Quarterly distributions to common unitholders have been in excess of the highest incentive threshold of $0.425 per unit, and as a result, we have received 49 percent of the incremental amount since our inception in May 2003. We received income allocations from inception in May 2003 through December 31, 2003 of $0.6 million and incentive distributions from inception in May 2003 through December 31, 2003 of $53.9 million. In January 2004, the Partnership

GULFTERRA ENERGY COMPANY, L.L.C.

NOTES TO BALANCE SHEET — (Continued)

declared a cash distribution paid to us in February 2004 of $21.3 million including $20.8 million of incentive distributions.

      We contributed, in lieu of a cash contribution, approximately $0.9 million of Series B preference units to the Partnership in order to satisfy our one percent contribution requirement as a result of the Partnership’s common unit offerings in 2003. The Series B preference units were contributed to us by a subsidiary of El Paso Corporation at the time of each offering.

      The summarized financial information for the Partnership is as follows:

GULFTERRA ENERGY PARTNERS, L.P.

SUMMARIZED CONSOLIDATED BALANCE SHEET

December 31, 2003
(In thousands)

Current assets	$209,023
Noncurrent assets	3,112,557
Current liabilities	209,367
Long-term debt	1,808,807
Other noncurrent liabilities	49,043
Minority interest	1,777
Partners’ capital	1,252,586

Note 4 — Commitments and Contingencies

      In the ordinary course of business, we and the Partnership are subject to various laws and regulations. In our opinion, our compliance with existing laws and regulations will not materially affect our financial position. Various legal actions which have arisen against us in the ordinary course of business are pending with respect to our investment. We believe that the ultimate disposition of these actions against us, either individually or in the aggregate, will not have a material adverse effect on our financial position. However, any unfavorable disposition of action against the Partnership could have a material adverse effect on our financial position.

Guarantees

      We are responsible for substantially all of the obligations of the Partnership (but not those of the Partnership’s subsidiaries except in the case where the Partnership has agreed to guarantee the obligation of its subsidiaries, including the Partnership’s guarantee of obligations of Deepwater Gateway, L.L.C. and Cameron Highway Oil Pipeline Company) other than the Partnership’s obligations under its credit agreement and indentures. Our responsibility is based primarily on the joint and several liability that the law imposes on a general partner of a partnership. Except to the extent that a general partner obtains an express release from an obligee of the partnership, a general partner is jointly and severally liable for all of the obligations of the partnership. In addition, from time to time, we also may contractually agree to guarantee certain obligations of the Partnership and its subsidiaries.

      In November 2003, we have obtained from the Partnership’s lenders express releases of our joint and several liability for the obligations of the Partnership under its credit agreement and related documents. Prior to amending the Partnership’s credit agreement, we had liability in our capacity as a general partner and in our capacity as a guarantor. All of the Partnership’s indentures include an express release of our joint and several liability with respect to obligations under those documents. The Partnership’s indebtedness under its credit agreement and indentures as of December 31, 2003 was approximately $1.8 billion.

GULFTERRA ENERGY COMPANY, L.L.C.

NOTES TO BALANCE SHEET — (Continued)

Note 5 — Related Party Transactions

      Substantially all of the individuals who perform the day-to-day financial, administrative, accounting and operational functions for us and the Partnership, as well as those who are responsible for directing and managing us and the Partnership are currently employed by El Paso Corporation. Upon our formation in May 2003, we executed a general and administrative services agreement (G&A agreement) with subsidiaries of El Paso Corporation, the initial term of which expires on December 31, 2005 and may thereafter be terminated on 90 days’ notice by either party. Under the G&A agreement, we pay a management fee of approximately $2.9 million per month to an affiliate of El Paso Corporation, which is intended to approximate the amount of resources allocated by El Paso Corporation and its affiliates in providing various operational, financial, accounting and administrative services on behalf of the Partnership and us. Under the terms of the partnership agreement, we are entitled to reimbursement by the Partnership of all reasonable general and administrative expenses and other reasonable expenses incurred by us and our affiliates for or on our behalf, including, but not limited to, amounts payable by us to El Paso Corporation under the G&A agreement. At December 31, 2003, there were no affiliated receivables from the Partnership and no affiliated payables to El Paso Corporation or its affiliates outstanding under this agreement. Also, under the Partnership agreement, we can withdraw from our role as general partner with 90 days notice.

      The partnership agreement was modified in May 2003 to: (1) eliminate El Paso Corporation’s right to vote its common units with respect to the removal of us as general partner; (2) effectively reduce the required third party common unit vote to remove us from 72 percent to 67 percent; and (3) require the unanimous vote of our board of directors before we or the Partnership can voluntarily initiate bankruptcy proceedings.

      El Paso Corporation provides cash management services to us through a centralized treasury system. As a result, all of our disbursements were deemed to have been paid by us to El Paso Corporation, in cash, during the period in which the item was recorded in the financial statements. In addition, all of our cash receipts were advanced to El Paso Corporation as they were received. The Partnership maintains a separate cash management function and the Partnership does not participate in El Paso Corporation’s cash management services.

Report of Independent Auditors

To the Board of Directors and Stockholders of

  GulfTerra Energy Company, L.L.C.:

      In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of GulfTerra Energy Company, L.L.C. (the “Company”) at December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company’s management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

May 6, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFTERRA ENERGY PARTNERS, L.P.

Date: May 7, 2004	By:	/s/ KATHY A. WELCH
Kathy A. Welch Vice President and Controller (Principal Accounting Officer)

GulfTerra Energy Partners, L.P.

Exhibit List

c) Each exhibit identified below is filed as part of this report

Exhibit
Number	Description

23.1	Consent of PricewaterhouseCoopers LLP

Index to Exhibits

Exhibit
Number	Description

23.1	Consent of PricewaterhouseCoopers LLP